CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-203266) of International Game Technology Plc (successor of GTECH SpA) of our report dated April 29, 2016 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers SpA
Rome, Italy
April 19, 2017